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                                                                  Exhibit #10.16

                                  LICENSE AGREEMENT

This Agreement, dated as of March 3, 1996 (the "Effective Date") is made by and between Fourth Shift Corporation, a Minnesota corporation, with its principal offices at 7900 International Drive, Minneapolis, Minnesota 55425-1551 (hereinafter "FSC") and Teknekron Software Systems, Inc. a Delaware corporation, with offices at 530 Lytton Avenue, Palo Alto, California, 94301 (hereinafter "TSS").

         WHEREAS, TSS is a software developer and supplier of computer networking software technology, and related software development services, including the Teknekron Information BUS-TM-, the Rendezvous-Registered Trademark- Information Bus, Transaction Express, Enterprise Toolkit and other extensions or derivatives of these products, or of other TSS technologies; and

         WHEREAS, FSC desires to embed portions of certain TSS products or technologies into one or more, current or future FSC product(s), for licensing through FSC's distribution system;

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the parties agree as follows:

1.       DEFINITIONS

1.1.     "AGREEMENT" shall mean this License Agreement.

1.2. "TSS SOFTWARE" shall mean those TSS software programs or program modules included on Exhibit A, or amendments to Exhibit A, along with any UPDATES or ENHANCEMENTS to those programs; whether the programs are marketed by TSS under the indicated tradename, or under any other tradename. TSS SOFTWARE consists of DEVELOPMENT SOFTWARE and RUN TIME SOFTWARE.

1.3. "DEVELOPMENT SOFTWARE" shall mean software applications and library files that enable FSC to create FSC PRODUCTS as set forth in Exhibit A.

1.4. "RUN TIME SOFTWARE" shall mean application services which will be embedded in the FSC PRODUCT as set forth in Exhibit A.

1.5. "FSC PRODUCTS" shall mean the computer software program(s) to be distributed by FSC which includes all or portions of the RUN TIME SOFTWARE, including any FSC derivatives of those programs; whether using the tradename "FSC" or any other tradename, provided, however, that an FSC PRODUCT may not be a software environment designed for substantially the same purpose(s) as the TSS SOFTWARE.

1.6. "OBJECT CODE" shall mean computer software programs in machine-readable format.

1.7. "SOURCE CODE" shall mean computer software programs in human-readable format which can be converted by a compiler into OBJECT CODE.


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1.8.     "DEFECT(S)" shall mean any condition wherein the TSS SOFTWARE supplied to FSC under this Agreement fails to perform in accordance with the DOCUMENTATION which was provided to FSC by TSS.

1.9. "DOCUMENTATION" shall mean any performance specifications or user manuals supplied to FSC by TSS in accordance with this AGREEMENT, which may include, but is not limited to sequence diagrams, flow charts, schematics, processes, functional specifications, design documents, test plans, release notes, installation information, user documentation, Application Programming Interfaces (APIs), any software development kit documentation, or other information relating to the TSS SOFIWARE programs.

1.10. "END-USER" shall mean the person who or entity which licenses an FSC PRODUCT from FSC pursuant to a valid license agreement which includes terms protecting against unauthorized duplication or use.

1.11. "NOTICE" shall mean a written notice provided to either party from the other party in conformance with section 11.1 of this Agreement.

1.12. "AUTHORIZED PLATFORM" shall mean the hardware/operating system platforms specified in Exhibit A.

1.13. "AUTHORIZED DEVELOPER" shall mean those specific FSC employees and consultants under contract to FSC (subject to section 2.7 below) designated by FSC as authorized users of the TSS SOFTWARE as specified in Exhibit B.

1.14. "DEVELOPER LICENSE" shall mean use of the DEVELOPMENT SOFTWARE by an AUTHORIZED DEVELOPER on an AUTHORIZED PLATFORM under the terms of this AGREEMENT.

1.15. "ENHANCEMENTS" shall mean a change or addition to the TSS SOFTWARE, other than an UPDATE, that improves its function, adds new function, or substantially enhances its performance. ENHANCEMENTS shall not include programs that have a value and utility separate from the use of the TSS SOFTWARE and are priced and offered separately from the TSS SOFTWARE.

1.16. "UPDATES" shall mean a change to the TSS SOFTWARE that is in a form that reestablishes material conformity of the TSS SOFTWARE to its applicable DOCUMENTATION, including bug fixes, error corrections, minor enhancements of performance, or enhancements to keep the TSS SOFTWARE current with changes in the AUTHORIZED PLATFORMS. All UPDATES shall be considered part of the TSS SOFTWARE for all purposes under this AGREEMENT.

2.       LICENSE OF SOFTWARE

2.1.     DEVELOPMENT LICENSES



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         2.1.1.    TSS hereby grants Licensee a non-exclusive, non-transferable license to use the DEVELOPMENT SOFIWARE and the DOCUMENTATION on an internal basis for the sole purpose of creating FSC PRODUCTS, subject to the terms and conditions of this AGREEMENT. FSC PRODUCTS may be created pursuant to this license (i) only on the AUTHORIZED PLATFORMS specified in Exhibit A and (ii) only by AUTHORIZED DEVELOPERS. Each AUTHORIZED DEVELOPER shall be granted a DEVELOPER LICENSE. AUTHORIZED DEVELOPERS may create FSC PRODUCTS on either stand alone computers or on computer networks provided the number of AUTHORIZED DEVELOPERS may never exceed the number of DEVELOPER LICENSES for which FSC has paid a license fee as specified on Exhibit C. FSC may replace or substitute for a designated AUTHORIZED DEVELOPER but only if the individual is no longer an employee or consultant of FSC or is reassigned, on a non-temporary basis, to other duties within FSC where use of the TSS DEVELOPMENT SOFTWARE will not be required. FSC may also use the FSC PRODUCTS created by FSC on an internal basis in accordance with this AGREEMENT.

         2.1.2. FSC may make one copy of the DEVELOPMENT SOFTWARE for each AUTHORIZED PLATFORM solely for backup purposes.

2.2.     LICENSE OF RUN TIME SOFTWARE

         2.2.1. Subject to the terms and conditions of this AGREEMENT, TSS hereby grants FSC a worldwide, non-exclusive, non-transferable license to (i) link and embed exactly in the form provided to FSC, the RUN TIME SOFTWARE solely in conjunction with and as a part of an FSC PRODUCT and (ii) reproduce, market, sublicense and distribute the RUN TIME SOFTWARE solely in conjunction with and for execution of FSC PRODUCTS by END USERS. FSC is prohibited from distributing the RUN TIME SOFTWARE in any format other than as an embedded component of an FSC PRODUCT.

         2.2.2. FSC may distribute the RUN TIME SOFTWARE as contained in the FSC PRODUCTS on a worldwide basis on any media, and in any manner, including but not limited to floppy disks, compact disks, or using any other computer software storage device or data communication device.

         2.2.3. FSC is authorized to duplicate the RUN TIME SOFTWARE, in whole or in part, for purposes of product development, product testing, manufacturing, technical support, sales support, or archival storage. Where applicable, TSS copyright notices should be incorporated into the appropriate software programs. Manufacturing of the FSC PRODUCTS containing the RUN TIME SOFTWARE or its associated documentation may be performed by FSC employees, or, subject to Confidentiality and Proprietary Information restrictions, by FSC-authorized contractors, agents, software duplication suppliers, documentation suppliers, or packaging suppliers.

2.3. ENHANCEMENTS. TSS may from time to time offer ENHANCEMENTS as and when developed or acquired by TSS, to FSC for inclusion in the FSC PRODUCTS. If the parties agree on including any ENHANCEMENTS, appropriate changes in the DOCUMENTATION and payment provisions shall be set forth in a written amendment to this AGREEMENT and


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         thereupon the ENHANCEMENTS shall become part of the TSS SOFTWARE and
         DOCUMENTATION for purposes of this AGREEMENT.

2.4. This AGREEMENT is not a sale of the TSS SOFTWARE and DOCUMENTATION or any copy of the TSS SOFTWARE and DOCUMENTATION, and FSC shall have no title or ownership in the TSS SOFTWARE and DOCUMENTATION, or any copies of part thereof, regardless of the form on which the original and any copies may exist. FSC is prohibited from removing or obliterating any copyright, trademark, or other proprietary rights notice on the TSS SOFTWARE and DOCUMENTATION.

2.5. FSC may not use (or cause to be used) the TSS SOFTWARE (excluding the RUN TIME SOFTWARE incorporated into an FSC PRODUCT) for rental, as a part of a service bureau, or for any similar purpose. Except as otherwise provided in Section 2.2.1, all sublicensing of the TSS SOFTWARE and DOCUMENTATION or any part thereof is prohibited. FSC may not decompile, disassemble, reverse-assemble, analyze or otherwise examine the TSS SOFTWARE for reverse engineering of the TSS SOFTWARE.

2.6. DOCUMENTATION. Pursuant to the terms of this Agreement, TSS hereby grants FSC a worldwide, perpetual, non-exclusive, paid up, irrevocable license right to include, subject to any Confidential and Proprietary Information restrictions, any or all of the DOCUMENTATION for the RUN TIME SOFTWARE into FSC's own user documentation or technical support documentation, as well as the right to develop and own derivatives of any such FSC PRODUCT documentation. FSC acknowledges and agrees that this AGREEMENT grants FSC no title or right of ownership in the original DOCUMENTATION or TSS SOFTWARE. Notwithstanding the above, FSC or its agents are authorized to include the DOCUMENTATION with any local language versions of FSC PRODUCT documentation, whether prepared in a written or an electronic form.

2.7. ALLOWABLE USE. FSC is strictly prohibited from developing any FSC PRODUCTS where the purpose of such FSC PRODUCT is to create another stand alone software program that is designed for substantially the same purpose as the TSS SOFTWARE. If the FSC PRODUCT includes a programming interface, FSC is prohibited from including functionality which reproduces, replicates, or substantially duplicates any portion of the structure, form or functions of the programming interface provided with the TSS SOFTWARE.

2.8. FSC PRODUCTS shall be distributed with a license agreement which authorizes an END USER to use the FSC PRODUCT subject to the following provisions: (a) the limitation on the END USER'S use of the FSC PRODUCT, including prohibitions on distribution to other parties, including but not limited to distribution of the RUN TIME SOFTWARE, or any part thereof; decompiling, disassembling, sublicensing or leasing the FSC PRODUCT; copying the FSC PRODUCT (other than for making backup copies); removing or obliterating any copyright, trademark, or proprietary rights notices; and use on platform other than the authorized platform; (b) a bar on the export or re-export of the FSC PRODUCT absent necessary US governmental approvals or export licenses;
         (c) an acknowledgment of the inclusion of the RUN TIME SOFTWARE in the FSC PRODUCT and TSS' proprietary interest in them; (d) an exclusion of liability on the part of TSS under the license agreement and an agreement to look solely to FSC for damages relating to the FSC PRODUCT; (e) a prohibition on the reproduction, distribution,


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         use, linking, or embedding of the RUN TIME SOFTWARE or any part thereof in any other software program; (f) a prohibition on use for rental, as a part of a service bureau, or for any similar purpose; and
         (g) a prohibition on the creation of any software program which makes direct function calls to the TSS libraries.

2.9. FSC agrees to exercise a reasonable standard of care to (i) limit access to the TSS SOFTWARE and DOCUMENTATION to its employees which are AUTHORIZED DEVELOPERS and (ii) prohibit access to the TSS SOFTWARE and DOCUMENTATION (other than the RUN TIME SOFTWARE incorporated into an FSC PRODUCT, as authorized in this AGREEMENT) to any third party, without the prior written consent of TSS. Notwithstanding the foregoing, FSC shall have the right to allow consultants under contract to FSC to access the TSS SOFTWARE and DOCUMENTATION provided that (a) such access is governed by the terms and conditions of this AGREEMENT including, without limitation, the provisions relating to designated AUTHORIZED DEVELOPERS and AUTHORIZED PLATFORMS, and (b) FSC shall be responsible for any failure of any consultant to comply with the terms and conditions of this AGREEMENT. FSC will establish a reliable procedure to monitor the use of the TSS SOFTWARE to ensure that the TSS SOFTWARE and DOCUMENTATION are only being used by AUTHORIZED DEVELOPERS on the AUTHORIZED PLATFORMS. FSC is prohibited from disclosing the results of benchmark tests on the TSS SOFTWARE unless TSS consents to such disclosure in writing. FSC agrees to use the TSS SOFTWARE and DOCUMENTATION only as specifically authorized in this AGREEMENT and for no other purpose. These obligations will survive any termination of this AGREEMENT.

2.10. USE OF TRADENAMES, TRADEMARKS, OR COPYRIGHTS. Pursuant to the terms of this Agreement, TSS hereby grants FSC a non-exclusive license to use the TSS trademarks, as supplied by TSS, in connection with the marketing, sales, and support of the FSC PRODUCTS. TSS represents and warrants to FSC that the trademarks do not infringe any third party intellectual property rights. TSS shall indemnify and hold FSC harmless from any third-party claims that use of the TSS trademarks by FSC or an END-USER infringes any third party intellectual property rights. FSC acknowledges and agrees that the trademarks used by TSS to identify the TSS SOFTWARE may change from time to time. FSC agrees to change the TSS trademarks it uses in connection with the FSC PRODUCTS accordingly, provided TSS provides reasonable notice.

2.11. MARKETING AND SALES MATERIALS. FSC may, at its sole discretion and expense, develop and distribute advertising and product literature containing system requirements, specifications, functional information, or any other information related to the TSS SOFTWARE, the FSC PRODUCTS or associated services. Wherever TSS, its products, or its tradenames, or trademarks are mentioned or identified, TSS shall have the right to review and approve any such usage which approval shall not be unreasonably withheld.

3.       PAYMENT SCHEDULE

3.1.     LICENSING REPORTS

         3.1.1. QUARTERLY REPORTS. FSC shall provide TSS with summarized quarterly reports of license sales and maintenance/support sales of the FSC PRODUCTS. Reports covering


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                   the prior calendar quarter will be provided to TSS within
                   thirty (30) days following the end of that quarter. All such reports will be considered Confidential Information as defined in Section 8.1.

         3.1.2. SHIPMENT RECORDS. FSC shall maintain a shipment record of all authorized licenses of FSC PRODUCTS containing the RUN TIME SOFTWARE including copies in use by FSC, its distributors, its resellers, and its licensees. These records shall be maintained for a minimum of three (3) years following the shipment of a product to a FSC customer.

3.2.     PAYMENTS

         3.2.1. LICENSE FEES. For the duration of this Agreement, FSC agrees to pay TSS license fees for the TSS SOFTWARE consistent with the terms of the License Fee Schedule contained in Exhibit C, which fees may be amended from time to time at the sole discretion of TSS. All fees may be increased no more than once per year, in accordance with the ECI, and any government-caused increases which are not generally reflected in such index, which may include mandated health insurance. The "ECI" means the US Labor Department Bureau of Statistics Employment Cost Index for white collar occupations. All license fees are to be computed and paid in U.S. dollars.

         3.2.2. SUPPORT FEES. FSC shall pay TSS fees annually for the support of TSS SOFTWARE. The first year's support fee is set forth in Exhibit C. Support fees may be amended by TSS at each annual renewal thereof, subject to the provisions of 3.2.1.

         3.2.3. PAYMENT PROCEDURES. License fees for the TSS SOFTWARE will be paid in accordance with the prices and terms contained in Exhibit C. Payments shall be made by company check or by electronic funds transfer and shall be due and payable at the time FSC provides the summarized quarterly report as defined in section 3.1.1.

         3.2.4. THIRD-PARTY SOFTWARE. TSS is responsible to pay all required royalties or other payments for any third-party software which may be contained in the TSS SOFTWARE, and shall continue to maintain licensing and sublicensing terms and conditions for such software which conform to the licensing terms and conditions for the TSS SOFTWARE made between the parties to this Agreement.

3.3. AUDIT RIGHTS. TSS or its authorized agent shall have the right to periodically audit FSC's licensing revenue records related to the FSC PRODUCTS to verify compliance with the payment terms of this Agreement, provided that: 1) FSC is provided at least five (5) business days advance Notice of the TSS' intention to audit; and 2) provided that the audit is conducted during normal business hours or at another time deemed by the parties to be reasonable, and 3) provided that this audit right may be exercised no more frequently than once during any twelve month period. If during an audit, FSC is found to have inaccurately reported the applicable licensing revenue, FSC shall be required to pay for any unreported licenses as well as an additional penalty equal to 1 1/2 % per month for the delayed payment of any applicable royalty fees otherwise due and payable to TSS. If the royalty fees which were otherwise due and payable for under-reported


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         licenses exceed 5% of the royalties due and payable under this
         AGREEMENT, FSC shall reimburse TSS for any reasonable costs associated with conducting the audit.

4.       DELIVERY AND ACCEPTANCE

4.1. DELIVERY. Upon the signing of this AGREEMENT and payment of the initial licensing fee specified on Exhibit C, TSS shall deliver two
         (2) complete copies of the OBJECT CODE versions of all of the RUN TIME SOFTWARE programs, OBJECT CODE versions of the DEVELOPMENT SOFTWARE, and all available DOCUMENTATION for the TSS SOFTWARE. Follow-on deliveries of any new or modified OBJECT CODE or DOCUMENTATION including the general release versions of all alpha or beta versions of the LICENSED SOFTWARE, shall be delivered to FSC at the time of initial beta testing. All deliveries will be F.O.B. TSS' facility in Palo Alto, California. Reasonable transportation and insurance will be arranged by TSS and billed to FSC.

4.2. ACCEPTANCE. FSC shall have ten (10) business days following delivery of the media to verify that: 1) the media is in good working order; and 2) that the applicable software have been delivered.

5.       TERM OF AGREEMENT

5.1. INITIAL TERM. The initial term of this AGREEMENT shall be five (5) years from the effective date of this AGREEMENT unless terminated earlier.

5.2. RENEWAL. The initial term (or any extended term resulting from a renewal) will be automatically extended on a year-to-year basis unless terminated by written notice from either party at least sixty (60) days before the end of the term of any renewal thereof. The initial term (or any extended term resulting from a renewal) will be extended automatically by one year upon each of the following circumstances:
         (a) volume of business in the third year of at least $250,000, (b) volume of business in the fourth year of at least $300,000, and (c) volume of business in any subsequent year of at least $350,000. For avoidance of doubt, if FSC does not meet the preceeding minimum renewal requirement in any year, the remaining term of the AGREEMENT after that year will not be less than two years.

5.3. TERM OF LICENSES. Notwithstanding anything contained herein to the contrary, once FSC has made full payment of the license fee for an item of TSS SOFTWARE, TSS cannot terminate the license granted hereunder with respect to such item, except for an uncured breach by FSC of the terms of Section 2 (Grant of License), Section 8 (Proprietary Information) or Section 11.2 (Assignment).

6.       TECHNICAL SUPPORT AND UPDATES

6.1.     TSS' SUPPORT OBLIGATIONS.

         6.1.1. TECHNICAL SUPPORT SERVICES. FSC shall designate no more than two (2) AUTHORIZED DEVELOPERS, the right to substitute not to be unreasonably withheld, to act as technical support liaison personnel between FSC and TSS. Each such


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                   designated AUTHORIZED DEVELOPER shall be entitled to access the TSS Support Center. The Support Center operates during business hours, 9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday, excluding TSS holidays. The Support Center may be contacted to notify TSS of problems associated with the TSS SOFTWARE and related DOCUMENTATION. TSS will log all problems, including DEFECTS, and exercise best efforts to provide explanations, assistance in problem resolution, work-arounds if available and general technical assistance.

         6.1.2. SERVICES PROVIDED FOR AN ADDITIONAL CHARGE. The Support Center will provide the following services for an additional charge: (i) assistance with questions and problems that occur when the TSS SOFTWARE is used in a manner that is inconsistent with its specification, and (ii) support outside of hours specified in 6.1.1. In cases where FSC desires these services, or when FSC requires an UPDATE or bug fix prior to general UPGRADE availability, these services will be made available to FSC on a time and materials basis at TSS' standard T&M rates.

         6.1.3. DURATION OF SUPPORT. TSS shall only provide technical support for the current version of the TSS SOFTWARE and for the version immediately preceding the last UPDATE. TSS shall support the prior version for a period which shall not exceed twelve (12) months from the date the UPDATE becomes generally available. Upon expiration of this twelve months, and upon request by FSC, TSS will provide support for prior versions on mutually agreeable terms.

         6.1.4. UPDATES. TSS shall provide, for the period during which and the licenses for which FSC pays annual fees, UPDATES of the TSS SOFTWARE prepared by TSS when and as such UPDATES become available for delivery to FSC. TSS shall use reasonable efforts to include in such UPDATES corrections of DEFECTS in the TSS SOFTWARE provided TSS is given adequate notice of the nature of such DEFECTS and provided further that TSS is under no obligation to correct any DEFECT in any particular UPDATE.

6.2. FSC'S SUPPORT OBLIGATIONS. Except as otherwise provided in this AGREEMENT, FSC shall assume all responsibility and liability to END USERS with respect to the FSC PRODUCTS and, in accordance with this section, shall assume all responsibility and liability to such END USERS for support and assistance.

         6.2.1. FSC will be responsible for all technical support relating to the FSC PRODUCT, including any RUN TIME SOFTWARE embedded therein.

         6.2.2. The purchase of technical support is not required, however, if FSC elects to obtain such support for the DEVELOPMENT SOFTWARE, FSC must purchase such support for the total number of AUTHORIZED DEVELOPERS of the DEVELOPMENT SOFTWARE for which a license is granted under this AGREEMENT, and if an END USER elects to receive technical support, FSC shall pay to TSS the applicable fee for support of the RUN TIME SOFTWARE no later than the date of installation of the FSC PRODUCT. If FSC elects to purchase support, FSC must purchase support for both the DEVELOPMENT SOFTWARE and the RUN TIME SOFTWARE. After the initial


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                   annual term, and upon receipt by FSC of an invoice
                   specifying the technical support fee due for the next term, technical support will be renewable for a successive 12 month period. Payment of the invoice is due by the first day of the subsequent term. Reinstatement after a lapse of technical support will require payment by FSC of TSS' then-current technical support fee for the lapsed period. All payments are nonrefundable, except in the event this AGREEMENT is terminated due to a breach by TSS, in which case FSC shall receive a pro rata refund of the unused portion.

         6.2.3. Licensee is prohibited from providing UPDATES of the RUN TIME SOFTWARE to END USERS not covered by a support agreement for such software and for which the applicable support fee has not been paid.

6.3. TSS will not be obligated to remedy any TSS SOFTWARE defect caused by FSC's modification or misuse of the TSS SOFTWARE. TSS makes no warranties with respect to the technical support service being provided, either express or implied, including without limitation, any warranty of merchantability or fitness for a particular purpose.

6.4. TRAINING. Training services provided by TSS to FSC personnel may be purchased by FSC, in accordance with TSS' standard terms and conditions.

6.5. LICENSING CONTROLS. Unless specifically approved in writing by FSC, TSS shall make best efforts to ensure that the TSS SOFTWARE shall not contain any lock, clock, timer, counter, copy protection feature, defect (virus or worm), or any other disabling device which: (a) might lock, disable, or erase the programs; (b) prevent FSC or an END USER from fully using or sublicensing the RUN TIME SOFTWARE in accordance with this AGREEMENT; or (c) require action or intervention by TSS or any other person or entity to install or use the TSS SOFTWARE.

7.       SOURCE CODE ESCROW

7.1. ESCROW DEPOSIT. TSS agrees to deposit with either Data Securities International, Inc. (DSI) or another Escrow Agent mutually acceptable to both parties, a copy of the SOURCE CODE and each subsequent UPDATE or ENHANCEMENT of any component of the TSS SOFTWARE provided to FSC under the terms of this AGREEMENT and all such related materials and design documentation. Prior SOURCE CODE versions of the TSS SOFTWARE will be maintained in escrow for six months. FSC shall have the right to inspect and verify at the Escrow Agent's site, that the appropriate deposits of the applicable SOURCE CODE and documentation are being made. An additional deposit shall be made upon each new UPDATE or ENHANCEMENT of the TSS SOFTWARE which is provided to FSC under the terms of this AGREEMENT. Both parties agree to complete and execute any and all additional agreements as may be necessary to facilitate the commitments herein. FSC shall pay TSS a fee of $4,000 for these escrow services during the first year of this AGREEMENT, and a fee of $2,000 for each subsequent year. TSS is required to pay any and all associated fees which are due and payable to the Escrow Agent.

7.2. ESCROW RELEASE CONDITIONS. FSC shall have the right to receive the SOURCE CODE from escrow only upon the occurrence of one of the following conditions: (a) TSS ceases to carry on its business; or (b) TSS fails to provide the support services set forth in section 6.1


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         above for a period of 180 days.  In the event such release condition occurs, FSC shall notify the Escrow Agent of such occurrence and the Escrow Agent shall notify TSS of such claim, all as set forth in the escrow agreement with terms customary for transactions of this type.

7.3. SOURCE CODE USE RESTRICTIONS. Any SOURCE CODE which may be provided to FSC by TSS in accordance with section 7 this AGREEMENT shall be used only for the development, testing, maintenance support, or manufacturing of FSC PRODUCTS or derivatives of the FSC PRODUCTS. The SOURCE CODE is only to be provided to employees of FSC and to approved contractors (whose approval is at the sole discretion of TSS), and only those employees who have a need-to-know.

8.       PROPRIETARY INFORMATION

8.1. CONFIDENTIAL INFORMATION. Each party acknowledges that the other party may disclose certain technical, financial, or business information that such other party considers to be confidential and proprietary ("Confidential Information"), and that the unauthorized use or disclosure of any such Confidential Information by the party receiving such Confidential Information (the "Receiving Party") would cause irreparable financial and other damages to the disclosing party (the "Disclosing Party"). Without limiting the generality of the preceding sentence, the parties agree that the TSS SOFTWARE is included in the Confidential Information of the parties. The Receiving Party agrees not to disclose to any third party, use or duplicate any Confidential Information of the Disclosing Party, except as expressly permitted in this Agreement. The Receiving Party will limit the disclosure of all such Confidential Information to those of its employees who have a need to access such Confidential Information for the performance of this Agreement. The Receiving Party further agrees to take all reasonable measures to maintain the confidence of all such Confidential Information in its possession or control, which measures will in no event be less than the measures that the Receiving Party takes to protect its own confidential and proprietary information of similar importance. Each party agrees, on an annual basis, to inform the other party of product and platform plans.

8.2. EXCEPTIONS. Confidential Information will not include information that: (a) is in or enters the public domain without breach of this Agreement; or (b) the Receiving Party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; or (c) the Receiving Party develops independently, which it can prove with written evidence; or (d) information that the Receiving Party is required by U.S. law or regulation to disclose.

9.       WARRANTIES, INDEMNITIES, AND LIABILITIES

9.1.     WARRANTEES

         9.1.1. RIGHTS TO LICENSE THE INTELLECTUAL PROPERTY. TSS represents and warrants that TSS now has and, during the term of this AGREEMENT, will continue to have the complete, worldwide right to license the TSS SOFTWARE and to sublicense any and all third-party software which may be contained in the TSS SOFTWARE under the licensing terms and conditions contained in this AGREEMENT. Upon breach of this warranty, FSC may terminate this AGREEMENT effective immediately and, if FSC


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                   makes such election, the parties shall be relieved of all
                   further liability or obligation between them. Such election must be made within thirty (30) days of notice to FSC of such breach. If FSC does not make such election, FSC's sole remedies shall be those set forth in sections 9.2 and
                   9.3.2 of this AGREEMENT.

         9.1.2. DOCUMENTATION. TSS represents and warrants to FSC, for a period of ninety(90) days from execution of this AGREEMENT, that the TSS SOFTWARE will function in accordance with the DOCUMENTATION. TSS represents and warrants to FSC, for a period of ninety (90) days from receipt by FSC, that any UPDATES to the TSS SOFTWARE will function in accordance with the DOCUMENTATION.

         9.1.3. MEDIA. TSS warrants for a period of ninety (90) days after delivery to FSC that the TSS SOFTWARE or any implementation, modification, UPDATE, ENHANCEMENT, patch, source code, or documentation has been delivered on media which is free from any defects in material or workmanship. The sole remedy for a media defect, at the sole option of FSC, shall be either
                   (a) the immediate replacement of the media containing the software or DOCUMENTATION, or ( b) the delivery of the software or DOCUMENTATION on a different media specified by FSC.

         9.1.4. DISCLAIMER Subject to the foregoing representations and warranties, TSS does not warrant, guarantee, or make any representations regarding the use, or results of the use of the TSS SOFTWARE. THE ABOVE WARRANTIES ARE THE ONLY WARRANTIES OF USE OF ANY KIND, EITHER EXPRESS OR INLPLIED. TSS DISCLAIMS ALL OTHER WARRANTIES INCLUDING ANY INLPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. Such disclaimer is a fundamental part of TSS' bargain hereunder. TSS would not have entered into this AGREEMENT absent such disclaimer.

9.2.     INDEMNITIES

         9.2.1. SCOPE OF THE INDEMNIFICATION. TSS shall indemnify and agree to hold FSC harmless from any claim that the TSS SOFTWARE as contained in any FSC PRODUCT violates the rights of any third parties with respect to any U.S. copyright, patent, or trade secret or other U.S. intellectual property right.

         9.2.2. CONDITIONS OF INDEMNIFICATION. TSS will have no obligation under Section 9.2 unless: (1) FSC provides prompt notification to TSS of any claim which comes to its attention; and (2) TSS has full discretion and sole control of the defense or settlement of any such claim; and (3) that FSC provides full and complete cooperation, at no cost to FSC, in the defense and settlement of any such claim.

9.3.     LIMITATION OF LIABILITIES

         9.3.1. CONSEQUENTIAL DAMAGES. FSC acknowledges and agrees that the license fees and other charges which TSS is charging under this AGREEMENT do not include any consideration for assumption by TSS of the risk of FSC's consequential, incidental, or exemplary damages which may arise in connection with FSC's use of the TSS




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                   SOFTWARE.  Therefore, neither party shall be liable for any indirect, special, incidental, consequential, or exemplary damages, including loss of profits, loss of data, or interruption of business arising out of or relating to performance or non-performance by the other party under this AGREEMENT, whether based on contract, tort, product liability or any other legal theory, regardless of whether the party sought to be held accountable has knowledge of the possibility of such damages.

         9.3.2. TITLE DEFECTS. In the event that TSS is unable, using reasonable commercial efforts, to obtain for FSC rights to use TSS SOFTWARE in accordance with this AGREEMENT, TSS shall either (i) obtain a license to use the software,
                   (ii) provide a functionally similar and compatible program,
                   (iii) modify the infringing program so that it is non infringing while maintaining comparable functionality, or
                   (iv) if none of the above are reasonably feasible, as determined in TSS' sole judgment, then TSS shall return a proportionate share of the license fees paid to TSS for the infringing software, such proportion to be based upon a five
                   (5) year straight line depreciation schedule; with such depreciation commencing when the software is delivered. Following the repayment, TSS shall be discharged of all further liability for such infringement except for continuing obligation of indemnification against third party claims.

         9.3.3. PROGRAM DEFECTS. Upon expiration of 9.1.2 above, remedies for any failure of the TSS SOFTWARE to adequately perform the functions described in the DOCUMENTATION shall be limited to TSS' obligations under section 6.1 above.

         9.3.4. LIMITED LIABILITY. With the exception of liability for claims related to Section 9.2. 1, "Scope of the Indemnification" or to Section 8.1 "Confidential Information, TSS shall be not be liable hereunder for any amount greater than the sum of license fees paid to TSS pursuant to this AGREEMENT for the specified term during which the liability occurred.

10.      TERMINATION

10.1. TERMINATION FOR DEFAULT. This AGREEMENT may be terminated by the non-defaulting party if any of the following events of default occur:

         10.1.1. If either party materially fails to perform or comply with this AGREEMENT or any provision thereof, and does not cure such default within forty-five (45) days of the written notification from the other party; or, if the default is not one which by its nature cannot be fully remedied within forty-five (45) days, the defaulting party has not undertaken all reasonable measures toward remedying the default within said forty-five (45) day period including a date agreed to by both parties for final remedy of the breach, or does not cure the breach by the agreed-upon date;

         10.1.2. If either party is declared insolvent by court or governmental agency;

         10.1.3. If either party makes a general assignment for the benefit of creditors;


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10.2.    MUTUAL AGREEMENT.  This Agreement may be terminated at any time by the mutual agreement of the parties. Continuing rights and obligations of the parties specified in section 10.3 shall survive the termination of this AGREEMENT.


10.3. CONTINUING RIGHTS AND OBLIGATIONS. The following rights and obligations would survive termination of this AGREEMENT:

         10.3.1.   SUBLICENSES.   Right-to-use sublicenses to END  USERs shall
                   survive termination of this AGREEMENT. The termination or expiration of one license shall not affect any other license.

         10.3.2. RETURN OF PROPRIETARY BUSINESS DATA. Upon termination of this AGREEMENT both parties shall collect the proprietary business or technical information and the TSS SOFIWARE which belongs to the other party, except as may be necessary to continue to support FSC's existing customers, and to return it to the appropriate party or provide an officer's written certification that all such materials have been collected and completely destroyed.

         10.3.3. PROPRIETARY INFORMATION. Obligations of the parties to safeguard and protect the proprietary information of the other party, in accordance with section 8 of this AGREEMENT, shall survive termination of this AGREEMENT.

         10.3.4. PAYMENTS. Obligations for license fees and any other specified charges incurred prior to the termination date of this AGREEMENT shall survive termination of this AGREEMENT.

         10.3.5. All FSC rights to the FSC PRODUCTS and any associated documentation, copyrights, trademarks, tradenames, and other assets related to the FSC PRODUCTS shall survive termination of this AGREEMENT. All TSS rights to the TSS SOFTWARE, and the associated documentation, copyrights, trademarks, and tradenames shall survive termination of this AGREEMENT.

11.      MISCELLANEOUS AGREEMENTS

11.1. NOTICES. All notices under this Agreement shall be in writing, and either hand delivered, delivered by prepaid courier, or sent by electronic means, with a copy sent concurrently by certified mail, return receipt requested. Notices shall be sent to the parties at the following addresses or such other addresses as the parties subsequently may provide:

         IF to LICENSEE:     Fourth Shift Corporation
                             7900 International Drive
                             Minneapolis, MN 55425-1551
                             Attention: Chief Financial Officer

         Telephone:          (612) 851-1500
         Fax:                (612) 851-1584

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            With a COPY to:  Dorsey & Whitney
                             Attorneys at Law
                             2200 First Bank Place East
                             Minneapolis, MN 55402

         IF to LICENSER:     Teknekron Software Systems, Inc.
                             530 Lytton Avenue
                             Palo Alto, CA 94301
                             Attention: Chief Financial Officer

         Telephone:          (415) 325 -1025
         Fax:                (415) 328-9608

            With a COPY to:  Gould & Mead
                             5801 Christie Avenue
                             Emeryville, CA 94608
                             Attention: Alan Gould

         Telephone:          (510) 428-2229
         Fax:                (510) 428-2232

11.2. ASSIGNMENT. Neither party may assign or transfer any of the rights or responsibilities set forth herein without the express written consent of the other party and any attempt to do so shall be deemed void, except that either party may assign this Agreement and/or any of its rights and/or obligations hereunder, upon written notice to the other party to another entity in the event of that party's merger or consolidation with another entity, without the consent of the other party, provided that the assignee is capable of fulfilling and intends to fulfill the obligations of the assigning party under this Agreement. Notwithstanding the above, this AGREEMENT shall inure to the benefit of the party's respective successors, permitted assigns, or any Acquirer of the intellectual property assets related to the TSS SOFTWARE.

11.3. CONFIDENTIALITY. The relationship between the parties to this AGREEMENT and the specific terms and conditions of this AGREEMENT are considered to be proprietary business information of the parties. Without the prior, written approval of the other party, neither FSC or TSS may disclose this information or issue a public relations announcement concerning any relationship between the parties, and then only to the extent authorized in the written approval.
         Notwithstanding the above, TSS and FSC may each refer to the other in their marketing, promotion and sales efforts.

11.4. TAXES. FSC is responsible for the payment of all applicable taxes, assessments, fees, or duties related to the licensing, export, or import of the RUN TIME SOFTWARE as embodied in the FSC PRODUCTS by FSC with the exception of taxes based upon TSS' income.

11.5. FORCE MAJEURE. No delay, failure, or default in performance of any obligation of either party hereunder shall constitute a breach of this Agreement to the extent caused by Force Majeure. The term "Force Majeure" shall be defined to include fires, earthquakes, or other casualties or accidents, acts of God, severe weather conditions, strikes or labor disputes, war or


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         other violence, failures of suppliers to deliver components or services, or any law, order, proclamation, regulation, ordinance, demand, or requirement of any governmental agency.

11.6. DISCLAIMER OF AGENCY. Nothing in this AGREEMENT shall be construed as creating a partnership, joint venture, or agency relationship between the parties, or as authorizing either party to act as agent for the other.

11.7. GOVERNING LAW. This AGREEMENT is governed by, and construed in accordance with the laws of the State of California without regard to conflict of law principles.

11.8. DISPUTE RESOLUTION PROCESS. In the event of any disagreement regarding performance under or interpretation of this AGREEMENT and prior to the commencement of any formal proceedings, the parties shall continue performance as set forth in this AGREEMENT and shall attempt in good faith to reach a negotiated solution by designating representatives of appropriate authority to resolve the dispute(s) in a timely and expeditious manner. If the matter is not resolved within forty-five (45) days following a formal Notice of perceived breach of contract or dispute to the other party, then the parties agree to resolve such dispute in accordance with the terms of section 11.14. Nothing in this AGREE MENT shall be construed to restrain the parties from pursuit of equitable relief through any court of competent jurisdiction for any breach of Confidentiality or Confidential Information.

11.9. COMPLIANCE WITH LAWS. In the performance of this contract, the parties shall comply with the requirements of all applicable laws and regulations of any state, country, or governmental entity. Neither party shall export any licensed programs without, if it is required, first obtaining a license or clearance from the Department of Commerce or other appropriate agency of the United States Government.

11.10. ENTIRE AGREEMENT. This AGREEMENT, including the Exhibits, Attachments, or mutually signed amendments shall constitute the entire agreement between the parties concerning the subject matter hereof, and will supersede all previous communications, representations, understandings, and agreements, either oral or written, between the parties. The parties acknowledge that they have read the AGREEMENT, understand it, and agree to be bound by its terms and conditions, which have been negotiated by the parties, without respect to the author of any clause, section, or exhibit. All headings in this AGREEMENT are included solely for convenient reference and shall not affect the meaning or interpretation of this AGREEMENT.

11.11. NO WAIVER. Neither party's failure to exercise any of its rights hereunder shall constitute or be deemed a waiver or forfeiture of any such rights.

11.12. SEVERABILITY. If any provision of this AGREEMENT is held by any court of competent jurisdiction to be invalid or unenforceable, that provision will be severed from the AGREEMENT and any remaining provisions will continue in full force, so long as the AGREEMENT still expresses the intent of the parties.


11.13. COUNTERPARTS. This AGREEMENT may be executed in one or more counterparts, each of which shall be deemed an Original, and all of which taken together shall constitute one and the same AGREEMENT.



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11.14.   ARBITRATION.  Subject to Section 11.8, any controversy or claim arising out of or related to this AGREEMENT, or the breach shall be settled by binding arbitration. The party first filing its demand for arbitration shall simultaneously specify the name, address and phone number of its arbitrator. The party receiving such demand shall respond within five (5) days of receipt of such demand by giving the name, address and phone number of its arbitrator. The parties' respective arbitrators need not be neutral. A third arbitrator shall be selected by the parties' respective arbitrators or, if they are unable to do so within five (5) days of appointment, at the election of either party, by the American Arbitration Association under the Rules. The arbitrators as so empaneled shall promptly meet and fix a time and place for the hearing of the dispute which time shall not be more than sixty (60) days after the empanelment. The majority of the panel shall render a decision within ten (10) days of the completion of the hearing and shall promptly transmit an executed copy of the award to the respective parties. The decision of the arbitrators shall be final and binding upon the parties and enforceable in any court of competent jurisdiction. The parties agree that this section
         11.14 does not apply to breaches of confidentiality or proprietary rights provisions and that either party may petition a court of law for injunctive relief and such other rights and remedies as it may have at law or equity against such breaches. The parties further agree that the arbitrator(s) shall have no authority or jurisdiction to determine disputes involving any limitation of liability or to modify such limitations in any manner. Arbitration shall take place in either San Francisco, California, or Minneapolis, Minnesota, or, if the parties cannot agree, in Chicago, Illinois.

11.15. ATTACHMENTS. Any attachments or Exhibits to this AGREEMENT shall be initialed and dated by both parties to the AGREEMENT. All amendments must be signed and dated by authorized representatives of each party. Any Exhibits are hereby incorporated by reference into this AGREEMENT.

         EXHIBIT A:  LICENSED SOFTWARE PROGRAMS
         EXHIBIT B:  AUTHORIZED DEVELOPERS
         EXHIBIT C:  LICENSE FEE SCHEDULE

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives.

AGREED:

FOURTH SHIFT CORPORATION               TEKNEKRON SOFTWARE SYSTEMS, INC.


Signed: /s/ JH Caldwell                Signed: /s/ David W. Rice
       -----------------------------          -------------------------------
Print Name:  JH Caldwell               Print Name:  David W. Rice
           -------------------------              ---------------------------
Title: President                       Title: Exec. Vice President/CFO
      ------------------------------         --------------------------------


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